Exhibit 99.1

Silvergate Capital Corporation Announces Third Quarter 2021 Financial Results Release Date and Conference Call
LA JOLLA, Calif., October 5, 2021 – Silvergate Capital Corporation (NYSE:SI) (“Silvergate” or the “Company”), the leading provider of innovative financial infrastructure solutions to the digital currency industry, today announced that it will release its third quarter 2021 financial results before market open on Tuesday, October 19, 2021, with a conference call to follow at 11:00 a.m. (Eastern Time) the same day.

The conference call can be accessed live by dialing 1-844-378-6480, or for international callers 1-412-317-1088, and requesting to be joined to the Silvergate Capital Corporation Third Quarter 2021 Earnings Conference Call. A replay will be available starting at 1:00 p.m. (Eastern Time) on October 19, 2021 and can be accessed by dialing 1-877-344-7529, or for international callers 1-412-317-0088. The passcode for the replay is 10160499. The replay will be available until 11:59 p.m. (Eastern Time) on November 2, 2021.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company's website at https://ir.silvergate.com. The online replay will remain available for a limited time beginning immediately following the call.

About Silvergate

Silvergate Capital Corporation (NYSE: SI) is the leading provider of innovative financial infrastructure solutions and services for the growing digital currency industry. The Company’s real-time payments platform, known as the Silvergate Exchange Network, is at the heart of its customer-centric suite of payments, lending and funding solutions serving an expanding class of digital currency companies and investors around the world. Silvergate is enabling the rapid growth of digital currency markets and reshaping global commerce for a digital currency future.

Investor Relations Contact
Hunter Stenback / Ashna Vasa
858-200-3782
investors@silvergate.com